Exhibit 3(b)

CODE OF REGULATIONS

OF

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY

(As Amended and Restated on January 12, 2022)

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section 1. Annual Meetings. The annual meeting of the shareholders of MassMutual Ascend Life Insurance Company (the “Corporation”), for the election of the Board of Directors (the “Board”) and the transaction of such other business as may properly be brought before such meeting, shall be held at the time, date and place designated by the Board or, if it shall so determine, by the Chairman of the Board or the President. If the annual meeting is not held or if directors are not elected thereat, a special meeting may be called and held for that purpose.

Section 2. Special Meetings. A special meeting of the shareholders may be called at any time by the Board on the same notice as is required for the annual meeting; provided, however, that notice of a special meeting shall specify the business to be considered thereat, and no other business shall be taken up or considered at special meetings unless the owners of a majority of the entire capital stock are present and unanimously consent thereto.

Section 3. Quorum. The shareholders attending in person or by proxy shall constitute a quorum at any meeting of shareholders, except in cases otherwise provided for by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned without further notice.

Section 4. Notice. Notice of the time and place, if any, and purposes of any meeting of shareholders and the manner of holding the meeting if it is to be conducted through communications equipment authorized by the Ohio General Corporation Law (the “OGC Law”), shall be given to each shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mail to the shareholders at their respective addresses as they appear upon the records of the Corporation or by any other method authorized by the OGC Law. Notice shall be deemed to have been given on the day sent. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

Section 5. Notice to Joint Owners. All notices with respect to any stock to which persons are entitled by joint or common ownership may be given to the person who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such stock.

Section 6. Waiver. Notice of any meeting may be waived in writing by any shareholder either before or after any meeting, by attendance at such meeting in person or by proxy, or through communications equipment authorized by the OGC Law without protest to its commencement.

Section 7. Shareholders Entitled to Notice and to Vote. The Board is authorized from time to time, to fix a day, not more than forty (40) days prior to the day of holding any meeting of shareholders, as the day as of which shareholders entitled to notice of and to vote at such meeting shall be determined; and only shareholders of record on such day shall be entitled to notice or to vote at such meeting. If a record date shall not be fixed, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the twentieth (20th) day prior to the date of the meeting and only shareholders of record at such record date shall be entitled to notice of and to vote at such meeting.

Section 8. Action by Shareholders Without a Meeting. Any action which may be taken at a meeting of shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose or by any other method authorized by the OGC Law. The records of such action shall be entered upon the records of the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number of Directors and Powers. The number of directors shall not be less than five (5) nor more than twenty-one (21). Except as reserved by law or by this Code of Regulations (the “Regulations”), the Board shall have and may exercise all the powers of the Corporation. The Board shall make such rules and regulations as it shall deem necessary or convenient for the regulation and management of the affairs of the Corporation.

Section 2. Place of Meeting. Any meeting of directors may be held at such place within or without the State of Ohio or by communications equipment authorized by the OGC Law as may be designated in the notice of said meeting.

Section 3. Organization Meeting. As promptly as practicable after each annual meeting a Secretary shall notify the directors-elect of their election, and shall notify all directors of the time at which they are required to meet for the purpose of organizing the new Board and of electing and appointing officers and committees for the succeeding year. Such meeting shall be appointed to be held on the day of the election, or as soon thereafter as practicable.

Section 4. Regular Meetings. Regular meetings of the Board shall be held at such stated times and places as the Board may determine by resolution, from time to time. No notice of any such meeting need be given. In case the day appointed for a regular meeting should fall upon a legal holiday, such meeting shall be held on the following business day, at the regularly appointed hour.

Section 5. Special Meeting. The Secretary shall call special meetings of the Board , at any time, upon order of the Chairman of the Board or the President, or of any two directors. Notice of the time and place, if any, of any special meeting of the Board and the manner of holding the meeting if it is to be conducted through communications equipment authorized by the OGC Law, shall be given to each director by personal delivery, telephone, facsimile transmission, mail or by communications equipment authorized by the OGC Law, at least twenty-four (24) hours before the meeting. Such notice need not specify the purpose of the meeting. Notwithstanding the foregoing, special meetings may be held at any time, without formal notice, if all directors are present, or if those not present shall have waived notice thereof.

Section 6. Quorum. Not less than one-third (1/3) of the number of directors in office, but in any event not less than three (3), shall be sufficient to constitute a quorum at any meeting of the Board, except in cases otherwise provided for by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned, without further notice.

Section 7. Filling of Vacancies. In case of any increase in the number of directors, or of any vacancy created by death, resignation or removal by the Board or the shareholder, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies maybe filled, either (a) by the Board at any regular meeting, or at a special meeting called for the purpose, by a vote of a majority of the directors then in office, though less than a quorum, or (b) by vote of the holders of record of a majority in number of the shares of stock entitled to vote, at a special meeting of the shareholders called for the purpose.

Section 8. Board Action Without a Meeting. Any action which may be taken at a meeting of directors or any committee thereof may be taken without a meeting if authorized by a writing or writings signed by all of the members of the Board or all of the members of a particular committee or by any other method authorized by the OGC Law. The records of such action shall be entered upon the records of the Corporation.

Section 9. Exclusion of Liability. No director shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that such director shall remain personally liable for damages incurred by the Corporation resulting from (a) any breach of the director’s duty of loyalty to the Corporation, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by the director, (c) acts or omissions not taken in a manner not reasonably believed to be in, or at least not opposed to, the best interest of the Corporation, (d) acts or omissions not taken with the care that a reasonably prudent person would use under similar circumstances, (e) any transaction from which the director derives an improper personal benefit, or (f) acts or omissions of the director which occurred prior to the effective date of this provision.

ARTICLE III

COMMITTEES OF THE BOARD

The Board shall have an Executive and a Finance Committee and shall create such other committees of the Board as it may deem necessary or convenient for the conduct of the business of the Corporation. The Board shall appoint the members of any such committee of the Board from its number on an annual basis, and a majority of the members of any committee shall constitute a quorum for the transaction of the business thereof unless otherwise specified in these Regulations. The Board may delegate to any such committee or committees some or all of the powers of the directors except those which by law or by these Regulations it is prohibited from delegating. Except as the Board may otherwise determine, any such committee may make rules for the conduct of its business.

ARTICLE IV

EXECUTIVE COMMITTEE

Section 1. Appointment, Term and Vacancies. At the organization meeting of the Board each year, the Board may appoint from their own number an Executive Committee; or if no appointment is made at such meeting, the Board may, at a regular or special meeting, appoint from their own number an Executive Committee. The Executive Committee shall consist of not less than three (3) nor more than five (5) directors, and the members thereof shall serve for one (1) year and until their successors shall have been appointed. In case any vacancy shall occur in the membership of the Executive Committee, the Board shall have power to fill such vacancy for the remainder of the term, by resolution adopted by a majority of the entire Board.

Section 2. Quorum. Any two of the members of the Executive Committee shall constitute a quorum for the transaction of the business thereof.

Section 3. Rules and Reports. The Executive Committee may make rules for holding and conducting its meetings and keeping the records thereof, and shall regularly report its actions to the Board.

Section 4. Powers and Duties. The Executive Committee shall have, and may exercise during intervals between meetings of the Board all the authority of the Board except as to each of the following matters:

(a) the submission to shareholders of any action as to which shareholders’ authorization is required by statute;

(b) the filling of vacancies in the Board or in any committee of the Board;

(c) the amendment or repeal of the Regulations, or the adoption of new code of regulations; and

(d) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

ARTICLE V

FINANCE COMMITTEE

Section 1. Appointment, Term and Vacancies. At the organizational meeting of the Board, in each year, the Board, by resolution, adopted by a majority of the entire Board, may appoint from their own number a Finance Committee. The Finance Committee shall consist of not less than three (3) nor more than five (5) directors, and the members thereof shall serve for one (1) year and until their successor shall have been appointed. In case any vacancy shall occur in the membership of the Finance Committee, the Board shall have power to fill such vacancy for the remainder of the term, by resolution adopted by a majority of the entire Board.

Section 2. Quorum. A majority of the members of the Finance Committee shall constitute a quorum for the transaction of the business thereof.

Section 3. Rules and Reports. The Finance Committee may make rules for holding and conducting its meetings and keeping the records thereof, and shall regularly report its actions to the Board.

Section 4. Powers and Duties. The Finance Committee does have and shall continue to have the following powers and duties:

(a) to direct and control the financial affairs of the Corporation on a daily basis and shall exercise all authority of the full Board with respect to all such financial affairs;

(b) to authorize and effectuate all investment transactions on behalf of the Corporation, including but not limited to the purchase, sale or exchange of stocks, bonds, notes, equipment trust certificates, mortgages or any other securities or assets of the

Corporation;

(c) to designate banks or trust companies as custodians for stocks, bonds, notes or other securities belonging to the Corporation; and

(d) to authorize and designate the proper individuals to prepare and execute on behalf of the Corporation all documents necessary to carry out such transactions and take any and all actions as may be necessary or desirable to fully implement the foregoing powers.

ARTICLE VI

OFFICERS: POWERS AND DUTIES

Section 1. Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President (each of whom shall be a director), one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers as, from time to time, may appear to the Board necessary or desirable for the conduct of the affairs of the Corporation. The office of Chairman of the Board and President or any two other offices, other than those of President and Secretary, may be held by the same person.

Section 2. Powers and Duties. Each officer elected by the Board shall have such powers and duties as may be assigned from time to time by the Board or by the Chief Executive Officer at the direction of the Board.

Section 3. Appointment, Term and Removal. So far as practicable, all officers, except those whose appointment is herein otherwise provided for, shall be elected or appointed by the Board at its organization meeting in each year, and (unless sooner disqualified) shall serve until the next annual meeting of the Corporation next following their election or appointment, as the case may be, and until their successors shall be elected or appointed. Any such officer may, however, be removed for cause, at any time, by a majority vote of the whole number of directors.

Section 4. Subordinates, Officers and Agents. The Board in its discretion, may, from time to time, appoint such subordinate officers, employees and agents as it may deem advisable, and may remove or suspend the same at pleasure; or it may delegate to the Chairman of the Board, the Vice Chairman of the Board or the President authority to make such appointments. The Chief Executive Officer shall have the power to designate an officer or employee to perform the duties of any officer who is unable to perform such duties for any reason.

Section 5. Chairman, Vice Chairman, Chief Executive Officer and the President. The Chairman of the Board shall be a member of the Executive Committee of the Board and shall preside and make reports when present at all meetings of the shareholders, the Board, and the Executive Committee, unless otherwise provided by law.

In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside and make reports at all meetings of the shareholders and the Board, unless otherwise provided by law.

The Chief Executive Officer shall have general and active direction and control of the affairs of the Corporation. He or she shall be a member of the Executive Committee of the Board and in the absence of the Chairman of the Board, he or she shall have and exercise the authority vested in the Chairman of the Board, and in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside and make reports at all meetings of the shareholders the Board, and the Executive Committee, unless otherwise provided by law.

The President may be a member of the Executive Committee of the Board. He or she shall have authority to sign stock certificates.

The Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President shall each have general power and authority to sign and execute in the name and on behalf of the Corporation any and all bonds, undertakings, recognizances, contracts of indemnity, insurance policies, renewals of insurance policies, deeds, conveyances, leases, releases, satisfaction pieces and other instruments or writings; to affix the corporate seal, to countersign checks, drafts and bills of exchange, subject to the provisions of the Contract Signing and Disbursement Authority Policy approved by the Board, as may be amended from time to time, and any other provisions of these Regulations.

Section 6. Vice Presidents and Assistant Vice Presidents. Each Vice President and Assistant Vice President shall have power to sign and execute, in the name and on behalf of the Corporation, any and all bonds, undertakings, recognizances, contracts of indemnity, insurance policies and renewals of policies, deeds, conveyances, leases, releases, satisfaction pieces and other instruments or writings, to sign stock certificates, and to countersign checks, drafts and bills of exchange, subject to the provisions of the Contract Signing and Disbursement Authority Policy approved by the Board, as may be amended from time to time, and any other provisions of these Regulations.

Section 7. Secretary and Assistant Secretaries. The Secretary and Assistant Secretaries shall have power and authority to affix the corporate seal and attest any and all instruments or writings to which the corporate seal may be affixed. The Secretary shall exercise the powers and perform the duties usually appertaining to the secretary of a corporation; provided, that the President may assign to the Secretary or Assistant Secretaries particular duties to be performed by them and shall, from time to time, assign to the Secretary the duty of giving notices of meetings of the shareholders, of the Board and of the Executive Committee and of keepings minutes of the proceedings thereat.

The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties of such officers and shall generally assist such officers.

Section 8. Treasurer and Assistant Treasurer. The Treasurer and Assistant Treasurer shall have the care and custody of cash, cash equivalent and securities of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in and with financial institutions as the Treasurer, Board or a committee thereof shall, from time to time, direct. The Treasurer shall have the authority to sign stock certificates, to endorse for deposit or collection, or other-wise, all checks, drafts, notes, bills of exchange, or other commercial paper on the secondary market payable to the Corporation. The Treasurer’s office shall keep in its custody full and accurate accounts information, receipts and disbursements in books belonging to the Corporation. The Treasurer shall generally have all the powers and perform all the duties usually appertaining to the office of Treasurer of the Corporation. In the absence or disability of the Treasurer, an Assistant Treasurer shall perform his or her duties.

Section 9. Accounting. The President shall also, from time to time, designate one of the officers whose duties (in addition to any others which may be assigned to him or her), shall be, to keep the accounts and books of the Corporation in proper order and ready for inspection at any time when requested by the Board or the Executive Committee; to prepare for submission to the Board, semi-annually, a full and complete statement of all assets and liabilities of the Corporation, and to prepare and file, when due, any and all tax returns or other statements or certificates required by law. In his or her absence or disability, such other officer as the President may designate shall perform the duties assigned by him or her.

Section 10. Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as are provided for them in these Regulations or as may, from time to time, be prescribed by the Board or the Executive Committee, the Chief Executive Officer or the President.

Section 11. Apparent Authority. Any act done by any officer of the Corporation within the apparent scope of his or her authority shall be binding upon the Corporation and no person dealing with the Corporation shall be bound to inquire with respect to the actual extent of such authority.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, claim, suit investigation or proceeding, of any nature whatsoever (hereinafter “proceeding”), by reason of the fact that he or she is or was a director, board member, committee member, partner, trustee, officer or employee of any foreign or domestic organization or any separate investment account, or any individual who serves in any capacity with respect to any employee benefit plan, or that, being or having been such a director, board member, committee member, partner, trustee, officer or employee of any foreign or domestic organization or any separate investment account or any individual who serves in any capacity with respect to any employee benefit plan, he or she is or was serving at the request of an executive officer of the Corporation as a director, board member, committee member, partner, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all costs and reasonable counsel fees, fines, penalties, judgments or awards of any kind, and the amount of reasonable settlements, whether or not payable to the Corporation or to any of the other entities described above actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, board member, committee member, partner, trustee, officer or employee of any foreign or domestic organization or any separate investment account or any individual who serves in any capacity with respect to any employee benefit plan and shall inure to the benefit of the indemnitee’s heirs, executors, legal representatives and administrators. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

Notwithstanding the foregoing, no indemnification shall be provided with respect to:

1. any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan;

2. any liability to any entity which is registered as an investment company under the Federal Investment Company Act of 1940 or to the security holders thereof, where the basis for such liability is willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office; and

3. any action, claim or proceeding voluntarily initiated by any person seeking indemnification, unless such action, claim or proceeding had been authorized by the Board or unless such person’s indemnification is awarded by vote of the Board.

In any matter disposed of by settlement or in the event of an adjudication which in the opinion of the General Counsel or his or her delegate does not make a sufficient determination of conduct which could preclude or permit indemnification in accordance with the preceding paragraphs, the person shall be entitled to indemnification unless, as determined by the majority of the disinterested directors or in the opinion of counsel (who may be an officer of the Corporation or outside counsel employed by the Corporation), such person’s conduct was such as precludes indemnification under any such paragraph. The termination of any action, claim, suit, investigation or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the Corporation.

1.1 Advancements. The Corporation may at its option indemnify for expenses incurred in connection with any action or proceeding in advance of its final disposition, upon receipt of a satisfactory undertaking for repayment if it be subsequently determined that the person thus indemnified is not entitled to indemnification under this Article VII.

Section 2. Procedures for the Submission of Claims. The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VII, determination of the entitlement of any person thereto, and review of any such determination.

ARTICLE VIII

EXECUTION OF INSURANCE POLICIES AND OTHER DOCUMENTS

All policies of insurance shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President and countersigned by the Secretary or an Assistant Secretary, and shall be binding and obligatory upon the Corporation in the same manner as if executed under the seal of the Corporation.

The Board may authorize the placing of signatures on policies, checks, receipts or other instruments by machine or other device for the imprinting or writing of signatures. All instruments bearing authorized signatures may be continued in use for a period of six months from the date of termination, for any reason, of the term of office of any officer whose facsimile signature appears thereon, and all such instruments shall have the same force and effect as though such officer were still in office.

ARTICLE IX

STOCK AND STOCK CERTIFICATES

Section 1. Stock Certificates. The stock of the Corporation shall be represented by certificates, in form prescribed by law, which shall be signed by the President or a Vice President or an Assistant Vice President and the Secretary, or an Assistant Secretary, and shall be sealed with the seal of the Corporation.

Section 2. Transfer of Shares. Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the reverse of the certificates, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividends upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

ARTICLE X

AMENDMENTS

These Regulations may be amended by the affirmative vote, written consent, or such other method authorized by the OGC Law, of shareholders entitled to exercise a majority of the voting power on such proposal. If an amendment is adopted by written consent the Secretary shall transmit by mail or any other means of communication authorized by the OGC Law a copy of such amendment to each shareholder who would be entitled to vote thereon and did not participate in the adoption thereof. These Regulations may also be amended by the affirmative vote of a majority of the directors to the extent permitted by the OGC Law at the time of such amendment.

ARTICLE XI

MISCELLANEOUS

Section 1. Conflict With Applicable Law Or Articles Of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the Ohio Revised Code shall govern the construction of these Regulations. These Regulations are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Regulations may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 2. Invalid Provisions. If any one or more provisions of these Regulations, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, then such provision shall be modified to the minimum extent necessary to make it (and its application) valid and enforceable, and the validity and enforceability of the remaining provisions of these Regulations and all other applications of any provision shall not be affected thereby.